                                                           Exhibit 99.03


-------------------------------------------------------------------------------------------------------------
CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF INCOME                                                 CITICORP AND SUBSIDIARIES
-------------------------------------------------------------------------------------------------------------
                                                                                        THREE MONTHS
                                                                                -----------------------------
(In Millions of Dollars, Except Per Share Amounts)                                  1998           1997
-------------------------------------------------------------------------------------------------------------
INTEREST REVENUE
Loans, including Fees.......................................................        $4,843        $4,554
Deposits with Banks.........................................................           282           224
Federal Funds Sold and Securities Purchased Under Resale Agreements.........           242           212
Securities:
    U.S. Treasury and Federal Agencies......................................            62            70
    State and Municipal.....................................................            33            32
    Other, including dividends (Principally in offices outside the U.S.)....           477           417
Trading Account Assets......................................................           255           243
Loans Held For Sale.........................................................           109           105
                                                                                -----------------------------
                                                                                     6,303         5,857
                                                                                -----------------------------
INTEREST EXPENSE
Deposits....................................................................         2,622         2,229
Trading Account Liabilities.................................................            92            73
Purchased Funds and Other Borrowings........................................           429           438
Long-Term Debt..............................................................           321           313
                                                                                -----------------------------
                                                                                     3,464         3,053
                                                                                -----------------------------
NET INTEREST REVENUE........................................................         2,839         2,804
                                                                                -----------------------------
PROVISION FOR CREDIT LOSSES.................................................           507           423
                                                                                -----------------------------
NET INTEREST REVENUE AFTER PROVISION FOR CREDIT LOSSES......................         2,332         2,381
                                                                                -----------------------------
FEES, COMMISSIONS, AND OTHER REVENUE
Fees and Commissions........................................................         1,441         1,352
Foreign Exchange............................................................           349           297
Trading Account.............................................................           236           198
Securities Transactions.....................................................           241           108
Other Revenue...............................................................           499           437
                                                                                -----------------------------
                                                                                     2,766         2,392
                                                                                -----------------------------
OPERATING EXPENSE
Salaries....................................................................         1,355         1,264
Employee Benefits...........................................................           359           401
                                                                                -----------------------------
Total Employee Expense......................................................         1,714         1,665
Net Premises and Equipment Expense..........................................           499           490
Other Expense...............................................................         1,181         1,014
                                                                                -----------------------------
                                                                                     3,394         3,169
                                                                                -----------------------------
INCOME BEFORE TAXES.........................................................         1,704         1,604
Income Taxes................................................................           639           609
                                                                                -----------------------------
NET INCOME..................................................................        $1,065          $995
-------------------------------------------------------------------------------------------------------------

INCOME APPLICABLE TO COMMON STOCK...........................................        $1,033          $957
                                                                                -----------------------------
EARNINGS PER SHARE:
    BASIC...................................................................         $2.28         $2.07
    DILUTED.................................................................         $2.23         $2.01
-------------------------------------------------------------------------------------------------------------


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

-------------------------------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEET                                                       CITICORP AND SUBSIDIARIES
-------------------------------------------------------------------------------------------------------------
                                                                                  MAR. 31,       Dec. 31,
(In Millions of Dollars)                                                            1998           1997
-------------------------------------------------------------------------------------------------------------
ASSETS
Cash and Due from Banks......................................................      $ 8,090       $ 8,585
Deposits at Interest with Banks..............................................       13,787        13,049
Securities, at Fair Value
    Available for Sale.......................................................       33,065        30,762
    Venture Capital..........................................................        2,857         2,599
Trading Account Assets.......................................................       39,740        40,356
Loans Held for Sale..........................................................        3,785         3,515
Federal Funds Sold and Securities Purchased Under Resale Agreements..........       21,858        10,233
Loans, Net
    Consumer.................................................................      105,945       108,066
    Commercial...............................................................       82,655        75,947
                                                                                -----------------------------
Loans, Net of Unearned Income................................................      188,600       184,013
    Allowance for Credit Losses..............................................       (5,828)       (5,816)
                                                                                -----------------------------
Total Loans, Net.............................................................      182,772       178,197
Customers' Acceptance Liability..............................................        1,822         1,726
Premises and Equipment, Net..................................................        4,545         4,474
Interest and Fees Receivable.................................................        3,272         3,288
Other Assets.................................................................       14,821        14,113
                                                                                -----------------------------
TOTAL........................................................................     $330,414      $310,897
-------------------------------------------------------------------------------------------------------------
LIABILITIES
Non-Interest-Bearing Deposits in U.S. Offices................................      $16,260       $16,901
Interest-Bearing Deposits in U.S. Offices....................................       42,061        40,361
Non-Interest-Bearing Deposits in Offices Outside the U.S.....................       10,080         9,627
Interest-Bearing Deposits in Offices Outside the U.S.........................      146,318       132,232
                                                                                -----------------------------
    Total Deposits...........................................................      214,719       199,121
Trading Account Liabilities..................................................       31,291        30,986
Purchased Funds and Other Borrowings.........................................       21,457        21,231
Acceptances Outstanding......................................................        1,992         1,826
Accrued Taxes and Other Expense..............................................        6,313         6,464
Other Liabilities............................................................       13,012        10,288
Long-Term Debt...............................................................       20,159        19,785

STOCKHOLDERS' EQUITY
Preferred Stock (Without par value)..........................................        1,600         1,903
Common Stock ($1.00 par value)...............................................          506           506
    Issued Shares: 506,298,235 in each period
Surplus......................................................................        6,493         6,501
Retained Earnings............................................................       17,564        16,789
Accumulated Other Changes in Equity from Nonowner Sources (A)................           37           (91)
Common Stock in Treasury, at Cost............................................       (4,729)       (4,412)
    Shares: 54,773,606 and 52,355,947, respectively
                                                                                -----------------------------
Total Stockholders' Equity...................................................       21,471        21,196
                                                                                -----------------------------
TOTAL........................................................................     $330,414      $310,897
-------------------------------------------------------------------------------------------------------------

(A) Amounts at March 31, 1998 and December 31, 1997 include net unrealized gains on securities available for sale of $661 million and $535 million, respectively, and foreign currency translation of ($624) million and ($626) million, respectively. See note (A) on page 37 for additional information.
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

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CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY                        CITICORP AND SUBSIDIARIES
-------------------------------------------------------------------------------------------------------------
                                                                                        THREE MONTHS
                                                                                -----------------------------
(In Millions of Dollars)                                                            1998           1997
-------------------------------------------------------------------------------------------------------------
Balance at Beginning of Period...............................................     $21,196       $20,722

Net Income...................................................................       1,065           995
Change in Net Unrealized Gains on Securities Available for Sale..............         126            11
Change in Foreign Currency Translation.......................................           2           (31)
                                                                                -----------------------------
    Total Changes in Equity from Nonowner Sources (A)........................       1,193           975
Redemption of Perpetual Preferred Stock
    Second Series............................................................        (220)            -
    Third Series.............................................................         (83)            -
    Series 14................................................................           -          (175)
Cash Dividends Declared
    Common...................................................................        (261)         (243)
    Preferred................................................................         (29)          (38)
Repurchase of Common Shares..................................................        (483)         (704)
Employee Benefit Plans and Other Activity (B)................................         158           243
                                                                                -----------------------------
BALANCE AT END OF PERIOD.....................................................     $21,471       $20,780
-------------------------------------------------------------------------------------------------------------

(A)   During the 1998 first quarter, Citicorp adopted Statement of Financial
      Accounting Standards No. 130, which addresses the manner in which total changes in equity from nonowner sources are presented in the financial statements, including unrealized gains and losses on securities available for sale and foreign currency translation. The adoption had no effect on reported earnings, assets, or capital.
(B)   Primarily issuance of common stock (including treasury shares) under employee benefit plans and related amortization and tax benefits.
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CASH FLOWS                                             CITICORP AND SUBSIDIARIES
-------------------------------------------------------------------------------------------------------------
                                                                                        THREE MONTHS
                                                                                -----------------------------
(In Millions of Dollars)                                                            1998           1997
-------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME...................................................................      $1,065        $  995
ADJUSTMENTS TO RECONCILE NET INCOME TO NET
  CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Provision for Credit Losses..................................................         507           423
Depreciation and Amortization of Premises and Equipment......................         188           187
Amortization of Goodwill.....................................................          10            11
Provision for Deferred Taxes.................................................          95           (91)
Venture Capital Activity.....................................................        (258)         (142)
Net Gain on Sale of Securities...............................................        (241)         (108)
Changes in Accruals and Other, Net...........................................       1,895         1,830
Net Increase in Loans Held for Sale..........................................        (270)       (2,020)
Net Decrease (Increase) in Trading Account Assets............................         616        (2,411)
Net Increase in Trading Account Liabilities..................................         305         1,232
                                                                                -----------------------------
TOTAL ADJUSTMENTS............................................................       2,847        (1,089)
                                                                                -----------------------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES..........................       3,912           (94)
                                                                                -----------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Net Increase in Deposits at Interest with Banks..............................        (738)         (945)
Securities  --  Available for Sale
    Purchases................................................................     (15,339)      (17,735)
    Proceeds from Sales......................................................       5,812         8,308
    Maturities...............................................................       7,591         4,654
Net Increase in Federal Funds Sold and Securities Purchased Under Resale
Agreements...................................................................     (11,625)         (711)
Net Increase in Loans........................................................     (43,734)      (26,846)
Proceeds from Sales of Loans.................................................      38,613        26,755
Capital Expenditures on Premises and Equipment...............................        (305)         (314)
Proceeds from Sales of Premises and Equipment, Subsidiaries and Affiliates,
and OREO.....................................................................         141           228
                                                                                -----------------------------
NET CASH USED IN INVESTING ACTIVITIES........................................     (19,584)       (6,606)
                                                                                -----------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net Increase in Deposits.....................................................      15,598         3,893
Net (Decrease) Increase in Federal Funds Purchased
  and Securities Sold Under Repurchase Agreements............................         (76)        3,418
Commercial Paper and Funds Borrowed with Original Maturities of Less Than One
Year
    Proceeds from Issuance...................................................     245,573       177,181
    Repayment................................................................    (245,269)     (177,118)
Proceeds from Issuance of Long-Term Debt.....................................       1,185         1,689
Repayment of Long-Term Debt..................................................        (788)       (1,568)
Redemption of Preferred Stock................................................        (303)         (175)
Proceeds from Issuance of Common Stock.......................................          90           131
Treasury Stock Repurchases...................................................        (483)         (704)
Dividends Paid...............................................................        (294)         (281)
                                                                                -----------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES....................................      15,233         6,466
                                                                                -----------------------------
Effect of Exchange Rate Changes on Cash and Due from Banks...................         (56)          (97)
                                                                                -----------------------------
NET DECREASE IN CASH AND DUE FROM BANKS......................................        (495)         (331)
Cash and Due from Banks at Beginning of Period...............................       8,585         6,905
                                                                                -----------------------------
CASH AND DUE FROM BANKS AT END OF PERIOD.....................................      $8,090        $6,574
-------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE
CASH PAID DURING THE PERIOD FOR
Interest.....................................................................      $3,052        $2,702
Income Taxes.................................................................         310           222
NON-CASH INVESTING ACTIVITIES
Transfer from Loans to OREO..................................................          57            93
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

-------------------------------------------------------------------------------
CALCULATION OF EARNINGS PER SHARE
-------------------------------------------------------------------------------
                                                         FIRST QUARTER
                                                  -----------------------------
(In Millions, except Per Share Amounts)               1998           1997
-------------------------------------------------------------------------------

NET INCOME.....................................      $1,065          $995
Dividends on Preferred Stock...................         (32)          (38)
                                                  -----------------------------
INCOME APPLICABLE TO COMMON STOCK..............      $1,033          $957
-------------------------------------------------------------------------------

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING.....        452.1         461.4
Dilutive Effect of Employee Stock Plans (A)....         11.1          14.3
                                                  -----------------------------
ADJUSTED FOR DILUTIVE COMPUTATION..............        463.2         475.7
-------------------------------------------------------------------------------

BASIC EARNINGS PER SHARE ......................        $2.28         $2.07
DILUTIVE EARNINGS PER SHARE ...................        $2.23         $2.01
-------------------------------------------------------------------------------

(A) Includes the dilutive effect of stock options and stock purchase agreements computed using the treasury stock method and shares issuable under deferred stock awards.
-------------------------------------------------------------------------------


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